                                                           January 30, 2002

                                                           Media: Josh Reiss
                                                           (713) 267-3740
                                                           Investors:  Ron Kurtz
                                                           (713) 267-3686

                     MAXXAM TO DEFER EARNINGS ANNOUNCEMENT

HOUSTON, Texas (January 30, 2002) - MAXXAM Inc. (AMEX: MXM) is deferring the release of its fourth-quarter financial results. The previously scheduled date was January 31.

MAXXAM is taking this step as a result of the decision of Kaiser Aluminum
Corporation (NYSE: KLU) to defer its fourth-quarter earnings announcement, and not make the $25.5 million interest payment on its 12-3/4% Senior Subordinated
Notes scheduled for February 1, 2002. Kaiser Aluminum also announced that it is considering restructuring alternatives that could result in the non-payment of principal and interest due February 15 on Kaiser Aluminum's 9-7/8% Senior Notes
due 2002 and interest due April 15 on Kaiser Aluminum's 10-7/8% Senior Notes due
2006. (Additional detail on Kaiser Aluminum's announcement can be found in a press release issued this afternoon by Kaiser Aluminum.)

MAXXAM expects to issue its fourth-quarter financial results at about the time
Kaiser Aluminum issues its earnings results. A new date has yet to be set by
Kaiser Aluminum.

MAXXAM directly and indirectly holds approximately 62 percent of Kaiser
Aluminum.

                                   153-013002

     Company press releases may contain statements that constitute
"forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.